                                 EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                     BETWEEN

                              IMC MORTGAGE COMPANY

                             MORTGAGE AMERICA, INC.

                                       AND

                               THE SHAREHOLDERS OF

                             MORTGAGE AMERICA, INC.

                                DECEMBER 14, 1996




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                                TABLE OF CONTENTS



FACTUAL BACKGROUND

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS
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
                  2.1      Assets to be Transferred.............................................................  8

                  2.2      Excluded Assets...................................................................... 10

                  2.3      Assumption of Liabilities............................................................ 11


                                    ARTICLE 3

                  PURCHASE PRICE - PAYMENT WITH EXCHANGE SHARES



                  3.1      Purchase Price....................................................................... 13

                  3.2      Payment of Purchase Price............................................................ 13

                  3.3      Matched Payment...................................................................... 14

                  3.4      Base Payment  ....................................................................... 14

                  3.5      Contingent Payment................................................................... 14

                  3.6      Prorations........................................................................... 17

                  3.7      Other Payments and Adjustments....................................................... 18


                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF MAI AND SHAREHOLDERS



                  4.1      Organization......................................................................... 18

                  4.2      Capitalization....................................................................... 18

                  4.3      Subsidiaries of the MAI; Nature of Business.......................................... 19

                  4.4      Authority; No Violation.............................................................. 19

                  4.5      Consents and Approvals............................................................... 20

                  4.6      Financial Statements................................................................. 20

                  4.7      Undisclosed Liabilities.............................................................. 20

                  4.8      No Material Adverse Change........................................................... 21

                  4.9      Legal Proceedings.................................................................... 21
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

                  4.10     Material Contracts................................................................... 21

                  4.11     Taxes................................................................................ 22

                  4.12     ERISA................................................................................ 23

                  4.13     Ownership of Property................................................................ 24

                  4.15     Brokers and Finders.................................................................. 25

                  4.16     Insurance............................................................................ 25

                  4.17     Mortgage Banking Licenses and Qualifications......................................... 26

                  4.18     Loan Portfolio....................................................................... 26

                  4.19     Enforceability....................................................................... 26

                  4.20     Title to Certain Mortgage Loans...................................................... 27

                  4.21     No Recourse.......................................................................... 27

                  4.22     Compliance........................................................................... 27

                  4.23     Investor Commitments................................................................. 28

                  4.24     Custodial Accounts................................................................... 28

                  4.25     Accounts Receivable.................................................................. 28

                  4.26     Data Processing...................................................................... 28

                  4.27     Inquiries............................................................................ 28

                  4.28     Representations...................................................................... 29

                  4.29     Advances............................................................................. 29

                  4.30     Pools................................................................................ 29

                  4.31     Commercial Mortgages................................................................. 29

                  4.32     No Tax-Sharing Agreements............................................................ 29

                  4.33     No Intercompany Accounts............................................................. 29

                  4.34     MAI Employees........................................................................ 30

                  4.35     Conduct Prior to Closing............................................................. 30

                  4.36     MAI's and Shareholders' Investment Intention/Restricted Securities................... 32


                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  5.1      Organization......................................................................... 33

                  5.2      Authority; No Violation.............................................................. 34

                  5.3      Brokers and Finders.................................................................. 34

                  5.4      Buyer's Review of Seller's Schedules................................................. 35


                                    ARTICLE 6

                                    COVENANTS

                  6.1      Filings and Consent.................................................................. 35

                  6.2      Press Releases....................................................................... 35

                  6.3      Employment Agreements................................................................ 36

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
                  6.4      Marketing of Competing Products...................................................... 36

                  6.5      Leases............................................................................... 36

                  6.9      Confidentiality...................................................................... 37


                                    ARTICLE 7

                    FURTHER COVENANTS OF MAI AND SHAREHOLDERS

                  7.1   Access to Information and Records....................................................... 37

                  7.2   Bank Accounts........................................................................... 37

                  7.3   Conduct of Business Pending the Closing................................................. 38

                  7.4   Change of Corporate Name................................................................ 39

                  7.5   Consents................................................................................ 39

                  7.6   Other Action............................................................................ 39

                  7.7   Disclosure.............................................................................. 39


                                    ARTICLE 8

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

                  8.1   Representations and Warranties True on the Closing Date................................. 40

                  8.2   Compliance With Agreement............................................................... 40

                  8.3   Absence of Litigation................................................................... 40

                  8.4   Consents and Approvals.................................................................. 40

                  8.5   Hart-Scott-Rodino Waiting Period........................................................ 40

                  8.6      NASDAQ Requirement for Shareholder Approval.......................................... 41


                                    ARTICLE 9

                    CONDITIONS PRECEDENT TO MAI'S OBLIGATIONS

                  9.1  Representations and Warranties True on the Closing Date.................................. 41

                  9.2  Compliance With Agreement................................................................ 41

                  9.3  Absence of Litigation.................................................................... 41

                  9.4  Hart-Scott-Rodino Waiting Period......................................................... 41


                                   ARTICLE 10

                                     CLOSING

                  10.1  Documents to be Delivered by MAI and Shareholders....................................... 42

                  10.2  Documents to be Delivered by Buyer...................................................... 43


                                   ARTICLE 11


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
                                   TERMINATION

                  11.1  Right of Termination Without Breach..................................................... 44

                  11.2     Termination for Breach............................................................... 44


                                   ARTICLE 12

                  MAI'S PLAN OF REORGANIZATION AND LIQUIDATION

                  12.1     Plan of Reorganization............................................................... 45

                  12.2     Shareholders' Investment Intent...................................................... 46

                  12.3     Termination of MAI Business Operations............................................... 46

                  12.4     Immediate Partial Liquidation Distribution........................................... 46

                  12.5     Buyer's Temporary Operation of MAI's Business Pending License Transfer............... 46

                  12.6     MAI's Assignment to Shareholders of Agreement Upon MAI Liquidation................... 47

                  12.7     Appointment of Shareholders' Agent................................................... 47

                  12.8     Tax-free Exchange for Seller......................................................... 48


                                   ARTICLE 13

                                 INDEMNIFICATION

                  13.1     Indemnification...................................................................... 49


                                   ARTICLE 14

                             POST-CLOSING COVENANTS

                  14.1     Personnel Matters.................................................................... 50

                  14.2     Shareholder Cooperation.............................................................. 50

                  14.3     Board of Directors................................................................... 50

                  14.4     Guaranties........................................................................... 51

                  14.5     Auto Business; Right of First Refusal................................................ 51


                                   ARTICLE 15

                                   AMENDMENTS

                  15.1     Amendment, Extension and Waiver...................................................... 51


                                   ARTICLE 16

                                  MISCELLANEOUS

                  16.1     Survival............................................................................. 52

                  16.2     Expenses............................................................................. 52

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
                  16.3     Entire Agreement..................................................................... 52

                  16.4     Parties in Interest.................................................................. 52

                  16.5     Assignment........................................................................... 52

                  16.6     Setoff............................................................................... 53

                  16.7     Notices.............................................................................. 53

                  16.8     Captions............................................................................. 54

                  16.9     Counterparts......................................................................... 54

                  16.10    Governing Law........................................................................ 55

                  16.11    No Third Party Beneficiaries......................................................... 55

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                                        v




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                            ASSET PURCHASE AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

         THIS  ASSET  PURCHASE   AGREEMENT  AND  PLAN  OF  REORGANIZATION   (the
"Agreement"), dated as of December 14, 1996, is made by and between IMC MORTGAGE
COMPANY, a Florida  corporation  ("Buyer"),  MORTGAGE AMERICA,  INC., a Michigan corporation  ("MAI"),  and THOMAS LAPORTE,  MARY M. REID, JON LAPORTE AND STEVEN
BARTUS  (individually  "Shareholder"  and together,  jointly and severally,  the
"Shareholders")  (MAI and  Shareholders,  together,  jointly and severally,  are sometimes  referred  to as  "Seller")  and  THOMAS  LAPORTE,  as  agent  for the
Shareholders (the "Shareholder Agent").

                               FACTUAL BACKGROUND

     A.   MAI is engaged in the mortgage  banking and  brokerage  business  (the
          "Business") and the automobile finance business (the "Auto Business").
          The Shareholders own all the issued and outstanding  shares of capital stock in MAI.
     B.   Buyer desires to purchase all of the Business and substantially all of the assets of MAI (the "Acquisition").
     C.   In consideration  for the sale of the assets of MAI, MAI shall receive fully paid,  nonassessable,  common stock, $.01 par, of Buyer ("Common
          Stock").  MAI intends to distribute the Stock to the Shareholders,  in connection with MAI's liquidation following the sale.
     D.   MAI has certain  non-transferable  licenses  and permits  necessary or useful in connection with the operation of the Business. To the extent
          Buyer does not have such licenses and permits, Buyer shall immediately
          apply  for  them.  In  the  event,   and  to  the  extent  that  MAI's
          non-transferable  licenses  and  permits  are  required  for  Buyer to continue  operation of the Business,  Buyer shall operate the Business under a temporary  management  agreement  with MAI until such licenses and permits are obtained.
     F.   This Agreement is intended to be a Plan of  Reorganization  within the meaning of Section  368(a)(1)(C) of the Internal Revenue Code of 1986,
          as amended.
         NOW,  THEREFORE,  in  consideration  of the  premises and of the mutual covenants,  agreements,  representations  and warranties herein  contained,  and intending to be legally bound, the parties hereto do hereby agree as follows:




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                                    ARTICLE 1

                               CERTAIN DEFINITIONS

         For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all accounting terms not otherwise defined herein have the meanings assigned under GAAP.

         Acquisition -- As defined in the Introduction.

         Affiliate  -- With  respect  to any  Person,  any  Person  directly  or indirectly  controlling,  controlled by, or under common control with such other
Person. For purposes of this definition,  "control"  (including with correlative meaning,  the terms  "controlled  by" and "under common control  with,") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the  direction of the  management  and policies of such
Person,  whether  through  ownership  of  voting  securities,   by  contract  or
otherwise.

         Affiliated  Group -- Any  affiliated  group  within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law, including any consolidated, unitary or combined group of companies.

         Agency -- FHA, VA, GNMA, FNMA, FHLMC or a State Agency, as applicable.

         Agreement -- As defined in the Factual Background.

         Audited Financial Statements -- As defined in Section 4.6.

         Auto Business -- As defined in the Introduction.

         Balance Sheet -- The statement of financial condition forming a part of the Interim Financial Statements.

         Base Payment -- Delivery by Buyer to MAI of certain Exchange Shares pursuant to Section 3.4 as part of the Purchase Price.

         Base Payment Amount -- As defined in Section 3.4.

         Business  --  As  defined  in  the  Introduction,  and  includes  MAI's
Conforming Business and Non-Conforming Business.

         Business Days -- Any day on which the New York Stock Exchange is open for trading.

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         Business  Pipeline  -- The sum of all  Conforming  Mortgage  Loans  and
Non-Conforming  Mortgage  Loans of MAI in the process of being closed by MAI for which credit  approval has already been  obtained from the Investor or for which
MAI has  general  credit  authority  from the  Investor  without  the need for a loan-by-loan  approval where MAI has formally or informally advised the Borrower that it will make the loan and which have arisen in the ordinary course of MAI's business,  consistent  with MAI's past  practices,  as shown on MAI's  regularly prepared reports.

         Buyer -- As defined in the Introduction.

         Buyer Schedule -- The disclosure schedule delivered by Buyer to Sellers in connection with the Acquisition.

         Closing -- The closing with respect to the Acquisition as defined in preamble to Article 10.


         Closing  Balance  Sheet -- The balance  sheet of MAI as of December 31,
1996.

         Closing Date -- The date and time of Closing as defined in the preamble to Article 10.

         Closing Tangible Net Worth -- The amount equal to the amount included under shareholder's equity on the Closing Balance Sheet minus the amount of all intangible assets on the Closing Balance Sheet and minus any amount attributable to (i) MAI's ownership of Common Stock and (ii) any Excluded Assets and directly related Liabilities retained by MAI.

         Code -- The Internal Revenue Code of 1986, as amended.

         Common Stock -- As defined in the Factual Background section.

         Conforming Business -- The Conforming Mortgage Loan origination and brokerage business conducted by MAI.

         Conforming  Mortgage Loan -- A Mortgage Loan which is an FHA Loan, a VA
Loan or a loan eligible to be sold to FNMA or FHLMC.

         Contingent Payment -- As defined in Section 3.2(d).

         Contingent Payment Amount -- As defined in Section 3.5(a).

         Conventional Loan -- Any Mortgage Loan which (a) is a first lien on a "single family" residence, (b) is neither insured by FHA nor guaranteed by VA,
(c) has a loan-to-value  ratio  of  95%  or  less  at  the time of  origination,
(d) matures in 30 years or less, (e) bears a market yield at the time of origination, and (f) satisfies all requirements for sale to FNMA and FHLMC.


                                        3




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         Effective Time -- January 1, 1997 at 12:01 a.m.

         Employment Agreements -- As defined in Section 6.3.

         Encumbrance -- Any lien, pledge, security interest, claim, charge, easement, limitation, commitment, restriction or encumbrance of any kind or nature whatsoever.

         ERISA -- As defined in Section 4.12(b).

         Environmental Claim -- Civil, criminal, administrative action, claim or other proceeding relating to Environmental Laws.

         Environmental Laws -- As defined in Section 4.14.

         Exchange Shares -- Shares of Common Stock delivered by Buyer to MAI as partial payment of the Purchase Price.

         Excluded Assets -- As defined in Section 2.2.

         Executives -- As defined in Section 6.3.

         FHA -- Federal Housing Administration.

         FHA Loans -- Mortgage Loans which satisfy all applicable rules and requirements to be insured by FHA and which are insured by FHA.

         FHLMC -- Federal Home Loan Mortgage Corporation.

         Financial Statements -- As defined in Section 4.6.

         FNMA -- Federal National Mortgage Association.

         GAAP - - Generally accepted accounting principles as used in the United
States of America.

         GNMA -- Government National Mortgage Association.

         GNMA Securities -- GNMA mortgage-backed certificates.

         HUD -- United States Department of Housing and Urban Development.

         Independent Accounting Firm -- Any "Big Six" accounting firm or its successor.

                                        4




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         Inquiry -- As defined in Section 4.27.

         Interim Financial Statements -- As defined in Section 4.6.

         Investor -- Any Person who owns or holds Mortgage Loans, or servicing rights to Mortgage Loans, pursuant to Mortgage Servicing Agreements or who is a party to an Investor Commitment.

         Investor Commitment -- The commitment of a Person to purchase a Mortgage Loan.

         Investor Programs -- Mortgage participation, whole-loan sales, pooling and servicing programs.

         IRS -- Internal Revenue Service.

         Lease Agreements -- As defined in Section 6.5.

         Liability -- As defined in Section 2.3(a).

         Licenses -- As defined in Section 4.17.

         Loan Property -- Any property in which MAI holds a mortgage lien or security interest.

         Loss  --  Any  claim,   liability,   loss,   cost,  clean  up  cost  or
reimbursement,  damage, penalty, fine, obligation,  deficiency or expense of any
kind  whatsoever   (including,   without  limitation,   reasonable   attorneys',
accountants', consultants' or experts' fees, and disbursements including but not limited  to court  costs  and  reasonable  costs of  investigation  incurred  in defending against or settling any such claim,  liability,  loss, cost, damage or expense,  or any amounts paid in connection with the  investigation,  defense or settlement  thereof,  whether  or not  arising  out of third  party  claims  and including  costs and  expenses  incurred  on appeal  or in  connection  with any bankruptcy or insolvency proceeding).

         Matched  Payment  --  Delivery  by Buyer to MAI of number  of  Exchange
Shares as equals the  number of Matched  Shares  acquired  as part of  Purchased
Assets, as partial payment of the Purchase Price.

         Matched Shares -- The shares of Common Stock owned by MAI prior to the Closing Date and constituting part of the Purchased Assets.

         Material  Adverse Effect -- Adverse  effect on the business,  condition
(financial or otherwise), results of operations, properties, assets or prospects of a Person with an economic effect, individually or in the aggregate, of $50,000 or more.

                                        5




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         Mortgage  Loan -- Any closed  residential  mortgage loan whether or not such mortgage is included in a securitized  portfolio,  as evidenced by notes or other evidences of indebtedness duly secured by mortgages or deeds of trust.

         Non-Conforming Business -- The Non-Conforming Mortgage Loan origination and brokerage business conducted by MAI.

         Non-Conforming Mortgage Loan -- A Mortgage Loan which does not satisfy the requirements for being an FHA Loan, VA Loan or Conventional Loan.

         Operating Property -- As defined in Section 4.14.

         Owned Real Property -- As defined in Section 2.2(b).

         Person -- Any individual, corporation, company, partnership (limited or
general),  joint  venture,   association,   trust  or  other  entity,  including
governmental and quasi-governmental bodies.

         Plans -- As defined in Section 4.12(a).

         Pooling -- Aggregation of two or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates.

         Purchased Assets -- As defined in Section 2.1.

         Purchase Price -- As defined in Section 3.1.

         Registration Rights Agreement -- The Registration Rights Agreement of even date herewith, in the form attached hereto as Exhibit 10.1(k).

         Regulations   --  (i)  Federal,   state  and  local  laws,   rules  and
regulations,  (ii)  the  responsibilities  and  obligations  set  forth  in  any agreement  between MAI and an Investor or private mortgage insurer and (iii) the laws, rules,  regulations,  guidelines,  handbooks and other  requirements of an
Investor,  Agency, private mortgage insurer, Public Housing Programs or Investor
Programs, with respect to the origination,  insuring,  purchase, sale, or filing of claims in connection with a Mortgage Loan.

         Schedule -- The disclosure schedule delivered by Sellers to Buyer in connection with the Acquisition.

         Seller(s) -- As defined in the Introduction.

         Shareholders' Agent -- As defined in the Introduction.

                                        6




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         Servicing Released Loans -- As defined in Section 4.21.

         Single Employer Plan -- Any employee pension benefit plan (as that term is defined in Section 3(2) of ERISA) maintained or contributed to by any entity which would be deemed a "single employer" with MAI under Section 4001 of ERISA.

         State Agency -- Any state agency with authority to regulate the business of MAI, determine the investment requirements with regard to loans originated or purchased by MAI, or originate or purchase mortgage loans, or otherwise participate in or promote mortgage lending.

         Subsidiary -- A company is a Subsidiary of another company if 50% or more of its outstanding voting securities are owned by such other company.

         Tangible Net Worth -- The amount equal to the amount included under Shareholders' equity on MAI's balance sheet minus (i) the amount of all intangible assets, (ii) the amount attributable to MAI's ownership of Common
Stock, and (iii) the amount of all Excluded Assets on the Balance Sheet.

         Tax Affiliate -- A Person is a Tax Affiliate of another Person if they are both members of the same Affiliated Group.

         Taxes -- As defined in Section 4.11(d).

         Tax Return -- As defined in Section 4.11(e).

         VA -- Veterans Administration.

         VA Loans -- Mortgage Loans which satisfy all applicable rules and regulations to be guaranteed by VA and which are guaranteed by VA.

         Warehouse Loans -- Mortgage Loans held by MAI for sale and pledged to secure borrowings by MAI.

                                        7




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                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS

         2.1      Assets to be Transferred

         Subject to the terms and conditions of this  Agreement,  on the Closing
Date (as hereinafter defined) Shareholders shall cause MAI to, and MAI shall sell, transfer, convey, assign and deliver to Buyer (or upon Buyer's request, to one or more wholly-owned subsidiaries of Buyer as designated by Buyer), and Buyer shall purchase and accept all of the business, rights, claims and assets
(of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) of MAI, together with all rights and privileges associated with such assets and with the business of MAI, other than the Excluded Assets (as hereinafter defined) (collectively, the "Purchased Assets").
The Purchased Assets shall include, but not be limited to, the following:

               (a)  Leased  Real  Property.  All of the leases of real  property with respect to real property  leased by MAI,  including the leases (the "Real  Property  Leases")  described in Schedule with  respect to the real  property  described  thereon (the
                    "Leased Real Property").
               (b)  Personal   Property.   All  machinery,   equipment,   tools,
                    supplies,  spare  parts,  furniture  and all other  personal property  (other than personal  property  leased pursuant to
                    Personal  Property  Leases as  hereinafter  defined)  owned, utilized  or  held  for  use by MAI  on  the  Closing  Date,
                    including,   without   limitation,   the  personal  property
                    described on Schedule 2.1(b).
               (c)  Mortgage  Loan  Inventory.   All  of  MAI's  Mortgage  Loans
                    (including   loans  which  have  closed  but  not   funded),
                    including the Mortgage Loans and Warehouse  Loans  Described in Schedule 2.1(c).
               (d)  Work in Process. All loan applications and loans in process.

               (e)  Personal Property Leases.  All of MAI's rights and interests
                    as  lessee  under  all  leases  of   machinery,   equipment,
                    vehicles,  furniture and other personal  property  leased by
                    MAI,  including  all such  leases  (the  "Personal  Property
                    Leases") described in Schedule 2.1(e).
               (f)  Trade Rights.  All of MAI's interest in any Trade Rights. As used herein, the term "Trade Rights" shall mean and include:
                    (i) all trademark rights, business identifiers, trade dress,
                    service   marks,   trade  names,   and  brand   names,   all
                    registrations  thereof  and  applications  therefor  and all goodwill  associated with the foregoing,  including the name
                    "Mortgage America" and "Alternative Lending Mortgage Corp.";
                    (ii) all copyrights,  copyright  registrations and copyright applications,  and all  other  rights  associated  with  the foregoing and the underlying works of  ownership;  (iii) all
                    patents  and  patent  applications  and   all  international
                    proprietary rights associated therewith; (iv) all  contracts



                                        8




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                    or  agreements  granting  any   right,   title,  license  or
                    privilege  under the   intellectual  property  rights of any
                    third  party;  (v) all  inventions,   mask   works  and mask
                    work   registrations,  know-how,  discoveries, improvements,
                    designs, trade secrets,  shop and  royalty rights,  employee covenants and agreements  respecting  intellectual  property and non-competition  and  all  other  types of  intellectual property;  and (vi) all claims  for infringement  or  breach of any of the foregoing.
               (g)  Contracts.  All  of  MAI's  rights  in,  to  and  under  all
                    contracts,   Mortgage  Commitments,   Investor  Commitments,
                    Investor   Programs   and  pending   mortgage   applications
                    (hereinafter  "Contracts")  of MAI.  To the extent  that any
                    Contract for which assignment to Buyer is provided herein is not assignable  without the consent of another  party,  this
                    Agreement shall not constitute an assignment or an attempted
                    assignment   thereof  if  such   assignment   or   attempted
                    assignment   would   constitute  a  breach   thereof.   Each
                    Shareholder,  MAI and Buyer  agree to use  their  reasonable best efforts  (without any  requirement on the part of Buyer to pay any money or agree to any  change in the terms of any such  Contract) to obtain the consent of such other party to the  assignment  of any  such  contract  to  Buyer  in  such assignment.  If any such consent shall not be obtained, each
                    Shareholder  and MAI agrees to  cooperate  with Buyer in any reasonable  arrangement  designed  to provide  for Buyer the benefits intended to be assigned to Buyer under the relevant
                    Contract,  including  enforcement  at the  cost  and for the account  of Buyer of any and all rights of MAI  against  the
                    other   party   thereto   arising   out  of  the  breach  or
                    cancellation  thereof by such other party or  otherwise.  If and to the  extent  that  such  arrangement  cannot be made,
                    Buyer, upon notice to MAI, shall have no obligation pursuant to Section  2.3(a)  or  otherwise  with  respect to any such
                    Contract and any such Contract shall not  be  deemed to be a
                    Purchased Asset hereunder.
               (h)  Computer Software.  All computer source codes,  programs and other software of MAI,  including all machine readable code, printed listings of code, documentation and related property and information of MAI.
               (i)  Literature.  All sales literature,  promotional literature , catalogs and similar materials of MAI.
               (j)  Records and Files. All records,  files,  invoices,  customer
                    lists,  blueprints,   specifications,   designs,   drawings,
                    accounting  records,  business  records,  operating data and other data of MAI, provided that MAI and Shareholders  shall have reasonable  access, and the right to copy, such records for tax and other bona fide purposes.
               (k)  Notes  and  Accounts  Receivable.   All  notes,  drafts  and
                    accounts  receivable  of MAI relating to the Mortgage  Loans and Warehouse Loans,  including,  without limitation,  those described in Section 2.1(k) of the Schedule.

               (l)  Licenses;  Permits.  All licenses,  permits and approvals of
                    MAI,  to  the  extent   transferable,   including,   without
                    limitation, the licenses set forth on Schedule 2.1(k).


                                        9





               (m) Corporate Name. The name "Mortgage America" and all rights to use or allow others to use such name and the related goodwill.

               (n) General Intangibles. All prepaid items, all causes of action arising out of occurrences before or after the Closing, and other intangible rights and assets.

               (o) Trade Secrets. All know-how, research data, business methods and trade secrets.

               (p)  Matched Shares. The Matched Shares.

               (q)  Telephone Numbers. All telephone numbers.

         2.2      Excluded Assets

         The provisions of Section 2.1 notwithstanding, MAI shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer shall not purchase or accept the following assets of MAI (collectively the "Excluded Assets"):

               (a) Auto Business Assets. The Auto Business and assets of MAI directly used in the Auto Business and liability arising out of or related to the Auto Business, provided that such Auto Business assets must be wholly separate and unrelated to, and unnecessary for, the business of purchasing, originating, servicing and selling Conventional Mortgage Loans, Conforming Loans, and/or Non-Conforming Loans and MAI's related business activities.
               (b) Owned Real Property. All of the real estate, including fixtures, buildings, improvements and all appurtenant rights, which are owned in fee simple by MAI (the "Owned Real Property").
               (c)  Cash and Cash Equivalents. All cash and cash equivalents.

               (d) Consideration. The consideration delivered by Buyer to MAI pursuant to this Agreement.

               (e) Tax Credits and Records. Federal, state and local income and franchise tax credits and tax refund claims and associated returns and records and any available Michigan Single Business Tax refunds. Buyer shall have reasonable access to such returns and records and may make excerpts therefrom and copies thereof.

               (f) Corporate Franchise. MAI's franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the other corporate organization and capitalization of MAI. Buyer shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof.
         Notwithstanding the foregoing, in no event shall the net fair market value of the Excluded Assets (over related indebtedness which is not assumed by Buyer) exceed ten percent (10%) of the fair market value of the Base Payment.

         2.3      Assumption of Liabilities

                  (a) Liabilities to be Assumed. As used in this Agreement, the term "Liability" shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured. Subject to the terms and conditions of this Agreement on the Closing Date, Buyer shall assume and agree to perform and discharge the following, and only the following Liabilities of MAI (collectively the "Assumed Liabilities"):

                           (i) The accounts payable and accrued Liabilities relating to Buyer's operation of the Purchased Assets which accrue following the Effective Time, including costs and expenses arising after the Effective Time (including, but not limited to, regulatory audit fees until Buyer terminates the temporary management agreement with MAI, if any, under Section 12.5 hereof) related to Mortgage Loans which have not closed at the Effective Time or to Mortgage Loans which have closed, but not funded at the Closing.

                           (ii) MAI's Liabilities arising from and after the Effective Time under and pursuant to the contracts listed in Section
         4.10 of the Schedule; provided, however, that in no event shall such Liabilities, when added to all other Liabilities of MAI, exceed the Net Book Value of the Tangible Purchased Assets.

                           (iii) MAI's Warehouse Line of Credit with respect to Mortgage Loans constituting Purchased Assets, provided that the indebtedness on any loan shall not exceed the Fair Market Value of such loan. (Buyer agrees to repay such Warehouse Line of Credit within 20 days following Closing.)

         The Contracts described in subsection 2.3(a)(ii) above are hereinafter collectively described as the "Assumed Contracts."

                           (iv) The obligation to pay a commission to a loan officer with respect to the premium received, if any, upon sale of a Mortgage Loan (not the commission paid at Closing) in the event the Mortgage Loan is sold after the Effective Date.

                           (v) MAI obligations to its employees for accrued vacation and sick leave, accrued on MAI's December 31, 1996 financial statements.

                           (vi) Past service credit for vesting in MAI's 401K retirement plan applicable to MAI's employees so that such employees will, the full extent permitted by applicable law and internal revenue service regulations, receive full credit for time employed with MAI in computing time under Buyer's similar plans.

                  (b) Liabilities Not to be Assumed. Except as and to the extent specifically set forth in Section 2.3(a), Buyer is not assuming any Liabilities of MAI and all such Liabilities shall be and remain the responsibility of MAI. Notwithstanding the provisions of Section 2.3(a), Buyer is not agreeing to perform and discharge and MAI shall not be deemed to have transferred to Buyer the following Liabilities of MAI (which list of specific liabilities shall not be deemed to suggest that liabilities not listed are being assumed):

               (i) Certain Contracts. The Liabilities of MAI under and pursuant to any contracts with Investors for refunds or guarantees related to Mortgage Loans, including prepayment refund obligations and refunds to Investors upon default by borrower or prepayment.
               (ii) Taxes Arising from  Transaction.  Any taxes  applicable  to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes or unemployment taxes.
              (iii) Income  and  Franchise  Taxes.  Any  Liability  of  MAI  for
                    Federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account therefor).
               (iv) Insured Claims. Any Liability of MAI insured against, to the extent such Liability is or will be paid by an insurer.
               (v)  Litigation  Matters.  Any  Liability  with  respect  to  any action, suit, proceeding, arbitration, investigation or inquiry, whether civil, criminal or administrative ("Litigat on"), whether or not described in Schedule 4.9.

               (vi) Infringements.   Any   Liability   to  a  third   party  for
                    infringement of such third party's Trade Rights.
              (vii) Transaction  Expenses.  All  Liabilities  incurred by MAI in connection with this Agreement and the transactions contemplated therein.

             (viii) Liability for Breach. Liabilities of  MAI  for any breach or failure to perform any of MAI's covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Closing, any other contract, whether or not assumed hereunder, including any breach arising from assignment of contracts hereunder without consent of third parties.
               (ix) Liabilities of Affiliates. Liabilities of MAI to its present or former Affiliates.
               (x) Pre-Closing  Operating  Expenses.  MAI's  operating  expenses
                   (including, without limitation, payroll, rent and utilities) incurred before, or relating to the period prior to, the
                    Closing Date.
               (xi) Excluded  Assets.  Any  Liabilities  of MAI  relating to the
                    Excluded Assets, including, without limitation, the Owned Real Property and the Auto Business.

                  (c) Net Worth. Notwithstanding anything in this Article 2 to the contrary, the parties intend for the sum of the Purchased Assets and Liabilities to be zero. The parties will adjust first Assumed Liabilities and Assumed then Excluded Assets in order to affect that intent. When all accounting of such Assets, Excluded Asset and Assumed Liabilities has been completed, but in no event later than June 1, 1997, the Buyer and MAI will make such adjustments between them as is necessary to take account of matters not known or not accurately accounted for at Closing, in order to achieve that balance between Assets and Assumed Liabilities.


                                   ARTICLE 3

                  PURCHASE PRICE - PAYMENT WITH EXCHANGE SHARES

         3.1      Purchase Price

         The purchase price (the "Purchase Price") for the Purchased Assets shall be (i) the assumption by Buyer of the Assumed Liabilities, (ii) the Matched Payment, (iii) the Base Payment and (iv) the Contingent Payment.

         3.2      Payment of Purchase Price

         The Purchase Price shall be paid by Buyer to MAI as follows:

               (a) Assumption of Liabilities. At the Closing, Buyer shall assume the Assumed Liabilities.
               (b) Matched Payment. At the Closing, the Buyer shall deliver Exchange Shares to MAI representing the Matched Payment.
                                       13

               (c) Base Payment. At the Closing, Buyer shall deliver 975,000 Exchange Shares representing the Base Payment.
               (d) Contingent Payment. As soon as reasonably practical following the Closing of Buyer's books relating to the Post-Closing MAI Business Unit (as defined below) for the period ending December 31, 1999 (but in no event later than June 30, 2000), Buyer shall deliver to MAI, or its Shareholders, as assignee of MAI pursuant to MAI's Plan of Liquidation, the Exchange Shares, if any, representing the Contingent Payment as provided in Section 3.5 below.

         3.3      Matched Payment

         The Matched Payment shall be paid by Buyer to MAI in Exchange Shares equal in number to the number of Matched Shares acquired by Buyer as part of the Purchased Assets.

         3.4      Base Payment

         The Base Payment shall be 975,000 Exchange Shares.

         3.5      Contingent Payment

                  (a) The Contingent Payment Amount shall be the amount, if any, by which the following exceeds an agreed amount of $19.5 million:

                  7.5 multiplied by the percentage equal to Buyer's Effective After-Tax Value (as defined below).

                           (i) fifty percent (50%) of the average annual Post-Closing MAI Business Unit's Adjusted Pre-tax Net Income (as defined below) for the three fiscal years ending December 31, 1999, calculated according to GAAP;

         plus

                           (ii) one percent (1%) of an amount equal to the average annual Post-closing MAI Business Unit's gross production during the three fiscal years ending December 31, 1999 of (x) Non-Conforming Mortgage Loans and (y) Conforming Mortgage Loans, provided that any included Conforming Mortgage Loan had an average fair market value at the time originated, of not less than 103% of par, based upon the prevailing price available based on the average price paid by Buyer or its affiliates to unrelated third party mortgage originators at the time for similar Conforming Mortgage Loans.

                  (b) Buyer's Effective After-Tax Value. For the purposes of the foregoing calculation, Buyer's Effective After-Tax Value for a given year shall be the percentage equal to 100%
                                       14
less  the  effective  combined  average  federal  and  state  income  tax   rate
(including all taxes in the nature of an income tax) actually paid each year by Buyer, expressed as a percentage of pre-tax income. For example, if Buyer's effective federal and state average tax is 40% of the pre-tax income, then the Effective After-Tax Value shall be 60%.

                  (c) Post-Closing  MAI  Business  Unit.  For the purpose of the calculation, "Post-Closing MAI Business Unit" shall mean the separate business unit of the Buyer comprised of the Purchased Assets and identifiable business operations and p ersonnel acquired by Buyer from MAI pursuant to this Acquisition. The Buyer shall cause the Post-Closing MAI Business Unit to be a separate Division or other separate business unit or subsidiary of Buyer (or its Affiliate) following the Closing.At Closing, Buyer shall enter into employment agreements with certain officers and managers of MAI, pursuant to Section
6.3 hereof, providing for them to manage the Post-Closing MAI Business Unit, subject to the normal oversight of responsibilities of the Buyer's Board of Directors former MAI executives shall direct the day-to-day operations of the Post-Closing MAI Business Unit, subject to an annual budget and business plan approved by Buyer's Board of Directors and senior executives. Buyer shall separately track the performance of, and account for, the Post-Closing MAI
Business Unit as a separate profit and expense center. The Post-Closing MAI Business Unit shall bear an imputed interest expense on the capital used to finance its Warehouse Mortgage Loans at the prevailing market rate available to third parties of the size and condition of the Post-Closing MAI Business Unit on a stand-alone basis, not to exceed LIBOR plus 225 basis points (calculated on a floating rate basis). In the event Buyer securitizes a Mortgage Loan generated by the Post-Closing MAI Business Unit or in the unlikely event Buyer desires to hold such Mortgage Loan for its own account as an investment, then for the purpose of calculating the Post-Closing MAI Business Unit's operating income with respect to such mortgage loan, the Post-Closing MAI Business Unit shall be deemed to have sold the loan to Buyer at the prevailing average price being paid at the time by Buyer (or its Affiliates) to third parties for similar Mortgage Loans at similar volumes. In the event a Mortgage Loan generated by the Post-Closing MAI Business Unit is sold to a third party, then for the purpose of calculating the Post-Closing MAI Business Unit's operating income with respect to such Mortgage Loan, the Post-Closing MAI Business Unit shall be deemed to have sold the loan at the actual price paid for the loan by the third party. To the extent general overhead and administrative expenses are attributed to the Post-Closing MAI Business Unit, for the purpose of calculating the Post-Closing MAI Business Unit's operating income, the Post-Closing MAI Business Unit shall not be charged more general overhead and administrative expense, in the aggregate, than the Post-Closing MAI Business Unit could have purchased such services from independent third parties if the Post-Closing MAI Business Unit was an independent, stand-alone business. Therefore, the business operation of the Post-Closing MAI Business Unit will include future growth and development of the Business being acquired in this Acquisition, but not Buyer's other existing operations or future acquisition by Buyer. Parties acknowledge that Buyer's other business units will compete with the Post-Closing MAI Business Unit.

                  (d) Payment in Exchange Shares. The Contingent Payment, if any, shall be payable by Buyer to MAI (or MAI's shareholders under MAI's Plan of Reorganization) in Exchange Shares. The number of Exchange Shares to be delivered as the Contingent Payment shall be calculated by dividing the Contingent Payment Amount, if any, by the higher of the following: (i) $18.00 per share of Stock (adjusted for stock splits or stock dividends), or (ii) the average of the closing price for Buyer's shares of Stock quoted on NASDAQ for each of the twenty (20) Business Days immediately preceding the last day of the thirty-sixth (36th) month following the Closing Date.

                  (e) Maximum Limit on Contingent Payment. Notwithstanding the foregoing, the maximum number of Exchange Shares paid as the Contingent Payment shall not exceed 99% of the number of Exchange Shares constituting the Matched Payment and the Base Payment, adjusted for all stock splits and stock dividends. Moreover, in the event the Contingent Payment, combined with the Base Payment and Matched Payment exceed the maximum amount of shares permitted to be issued under NASDAQ rules (in the opinion of Buyer's counsel), then Buyer shall pay the maximum number of Exchange Shares permitted to be paid under NASDAQ rules with the balance paid in cash.

                  (f) Not Dependent Upon Employment Agreement. MAI's right to receive the Contingent Payment is not dependent upon the Executives fulfilling their obligations under their respective Employment Agreements.


         3.6      Other Payments and Adjustments

         MAI may elect to make certain distributions of intangible assets and/or award certain stock options to certain of its employees prior to Closing with Buyer's consent not to be unreasonably withheld (the "Recognition Payments"). To the extent the Recognition Payments have post Closing economic and/or tax effects, Buyer, MAI and the Shareholders agree to make such adjustments as are appropriate so that the economic and tax benefits & detriments of any such Recognition Payments remain with Seller and are neutral to Buyer from all economic, GAAP and tax standpoints.

                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF MAI AND SHAREHOLDERS

         MAI and Shareholders, jointly and severally, make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall be unaffected by any investigations heretofore or hereafter made by Buyer, or any knowledge of Buyer other than as specifically disclosed in the Disclosure Schedule delivered to Buyer at the time of execution of this Agreement, and shall survive the Closing of the transactions provided for herein:

         4.1      Organization

                  (a) MAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan with full corporate power and authority to carry on its business as now conducted, to own the properties and assets that it now owns, and to lease the properties and assets that it now leases, and is duly licensed and qualified to do business and is in good standing in each state or jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires such licensing or qualification.

                  (b) MAI and Shareholders have heretofore delivered to Buyer accurate and complete copies of the articles of incorporation and by-laws of MAI, as in effect on the date thereof. Such articles and by-laws are in full force and effect, and have not been subsequently amended, and MAI is not in violation of any of the provisions thereof.

         4.2      Capitalization

         The authorized capital stock of MAI consists of 50,000 shares of Common Stock, 5,747 shares of which are validly issued and outstanding, fully paid, nonassessable, free of preemptive rights. There are no other classes of securities of MAI authorized or outstanding. The Shareholders together own all the issued and outstanding shares of common stock of MAI. The record and beneficial stock ownership is set forth below:


=============================================================================================================================
                                            Stock                         Number                        % of Total

            Name                       Certificate No.                   of Shares                        Shares
-----------------------------------------------------------------------------------------------------------------------------
Thomas LaPorte                         4                                 5,000                           87

-----------------------------------------------------------------------------------------------------------------------------
Mary M. Reid                           above shares held
                                       jointly with Thomas
                                       LaPort

-----------------------------------------------------------------------------------------------------------------------------
Jon LaPorte                            5                                 575                             10

-----------------------------------------------------------------------------------------------------------------------------
Steven Bartus                          6                                 172                             3

=============================================================================================================================

         Neither MAI nor any of its Affiliates has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, agreements or other rights of any character calling for the purchase or issuance of any shares of Common Stock or any securities representing the right to purchase or otherwise receive any shares of Common Stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to MAI. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of MAI.

         4.3      Subsidiaries of the MAI; Nature of Business

         MAI does not own any equity interest, directly or indirectly, in any Subsidiary, except as set forth in Section 4.3 of the Schedule.

         4.4      Authority; No Violation

                  (a) MAI and Shareholders have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by MAI and all Shareholders and, assuming this Agreement constitutes a valid and binding obligation of Buyer, constitutes a valid and binding obligation of MAI and Shareholders enforceable against MAI and Shareholders in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by MAI and Shareholders nor the consummation by MAI and Shareholders of the transactions contemplated hereby, nor compliance by MAI and Shareholders with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of MAI, (ii) violate any statute, code, ordinance, rule, Regulation, judgment, order, writ, decree or injunction applicable to Shareholders or MAI or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the respective properties or assets of Shareholders or MAI under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument, or obligation to which Shareholders or MAI is a party, or by which Shareholders, MAI or any of their respective properties or assets may be bound or affected except for such violations, conflicts, breaches and defaults which either individually or in the aggregate would not have a Material Adverse Effect on MAI.

         4.5      Consents and Approvals

         Except as set forth in Section 4.5 of the Schedule, no consents, permits, authorizations or approvals of, or filings or registrations with, any governmental or regulatory authorities, government sponsored agencies or corporations or other third parties are necessary to be obtained or made by Shareholders or MAI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.6      Financial Statements

         MAI has previously delivered to Buyer copies of (i) the audited financial statements of MAI for each of the years in the three-year period ended December 31, 1995 (the "Audited Financial Statements"), together with reports on all such audited financial statements by MAI's independent accountants, and (ii) the unaudited interim financial statements of MAI dated October 31, 1996 (the "Interim Financial Statements") (the Audited Financial Statements and the Interim Financial Statements are collectively referred to herein as the "Financial Statements"), copies of which are attached hereto as part of Schedule . The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements and fairly present the financial position of MAI as of the respective dates thereof, the results of its operations and the changes in its financial position for the respective periods covered thereby. The Interim Financial Statements have been prepared from the books and records of MAI in accordance with the requirements of GAAP.

         4.7      Undisclosed Liabilities

         As of the date of this Agreement, MAI does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, whether or not required to be shown on a balance sheet prepared in accordance with GAAP (collectively, "Liabilities"), except for (i) liabilities and obligations stated or adequately reserved against on the Balance Sheet dated October 31, 1996, and (ii) obligations to close Non-Conforming Mortgage Loans and Conforming Mortgage Loans for which commitments already have been made, and (iii) obligations arising from warranties with respect to Mortgage Loans sold before the Effective Date, which liabilities are expressly retained by MAI. Prior to Closing, MAI shall have paid or otherwise satisfied all MAI's Liabilities, except liabilities accrued on the financial statements, not exceeding the amount of such accruals.

         4.8      No Material Adverse Change

         Since October 31, 1996, MAI has not suffered any Material Adverse Effect nor taken any of the actions specified in Section (a) - (r).

         4.9      Legal Proceedings

         Except as described in Schedule , neither Sellers, MAI nor any of MAI's directors or officers is party to any and there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, nor to the best knowledge of MAI or Shareholders, threatened, against or affecting MAI or any of its respective assets or business or challenging the validity or propriety of the transactions contemplated by this Agreement. MAI is not subject to any order, judgment, injunction, rule or decree.

         4.10     Material Contracts

         Section of the Schedule is a complete and accurate list of the following contracts, agreements, and other written or oral arrangements (or group of related written or oral arrangements) (hereinafter collectively referred to as "arrangements"), to which MAI is a party on the date hereof:

                  (a) any arrangement with any employee, agent or independent contractors involved in the origination of mortgage loans for MAI;

                  (b) any arrangement (including the lease of real or personal property from or to third parties) providing for lease payments in excess of $5,000 per annum or in excess of $10,000 for the remaining term of the arrangement;

                  (c) any arrangement in which MAI is participating as a general partner or joint venturer;

                  (d) any arrangement which shall survive the Closing (other than recourse servicing) under which MAI has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) involving more than $5,000;

                  (e) any    arrangement    concerning    confidentiality    or
 noncompetition;

                  (f) any arrangement between any Shareholder and MAI or any of the Affiliates;

                  (g) any arrangement pursuant to which MAI or any Shareholder has promised to pay, or loan any amount to, or sold, transferred or leased any property or assets to or from, any Person in their capacity as an officer, director or other employee of MAI;

                  (h) any arrangement requiring MAI to pay severance or similar payments as a result of the transactions contemplated hereby;

                  (i) any other arrangement which will survive the Closing not entered into in the ordinary course of business; or

                  (j)      any power of attorney or similar arrangement.

         MAI has delivered to Buyer a correct and complete copy of each written arrangement listed in Section 4.10 of the Schedule. With respect to each arrangement so listed: (A) the arrangement is in full force and effect; (B) neither Shareholders nor MAI is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by Shareholders or MAI, or permit termination, modification, or acceleration against Shareholders or MAI under the arrangement applicable to it; (C) neither Shareholders nor MAI has repudiated or waived any material provision of any such arrangement; (D) no other party to any such arrangement is in default in any respect thereunder; and (E) no consent is required under any arrangement for MAI to enter into and perform this Agreement and the transactions contemplated herein. With respect to any lease disclosed pursuant to this Section 4.10, all rents and other amounts currently due thereunder have been paid; no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sublessor; and MAI has not received any notice that it has breached any term, condition or covenant.

         4.11     Taxes

                  (a) MAI has (i) duly filed (or there have been duly filed on its behalf) with the appropriate federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to MAI, and such Tax Returns are true, correct and complete in all respects, and (ii) paid in full on a timely basis (or there have been paid on its behalf) all Taxes shown to be due on such Tax Returns. The provision for current Taxes on each of the Financial Statements and the Closing Balance Sheet is or will be adequate for the payment of all accrued but unpaid Taxes through the date thereof. At or before Closing, Shareholders shall cause MAI to pay all taxes then due and MAI shall pay all taxes arising, or relating to any period, before the Closing Date when they become due.

                  (b) Neither MAI nor any Affiliate thereof has received any notice of a deficiency or assessment with respect to taxes of MAI from any federal, state, local or foreign taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examinations of any Tax Return which includes MAI and no notice of audit or examination of any such Tax Return has been received; MAI has not given and there has not been given on its behalf a waiver or extension of any statute of limitations relating to the payment of Taxes; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of MAI by any federal, state, local or foreign taxing authority which, if resolved against MAI, would have a Material Adverse Effect on MAI.

                  (c) MAI has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. MAI has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code. MAI has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6661 (or its successor, Section 6662) of the Code.

                  (d) For purposes of this Agreement "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to Taxes.

                  (e) For purposes of this Agreement, "Tax Return" shall mean any return, report or information return required to be filed with any taxing authority with respect to Taxes.

                  (f) After the Closing, MAI shall bear responsibility for and pay the reasonable costs and expenses relating to the preparation of any Tax Return relating to any period before the Closing Date and shall pay, any Taxes relating to any period before the Closing Date or as a result of this transaction.

         4.12     ERISA

                  (a) Section 4.12(a) of the Schedule contains a true and complete list of each employee benefit, compensation or welfare benefit plan, program or agreement maintained or contributed to or required to be contributed to by MAI (the "Plans"). MAI has no formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of MAI.

                  (b) With respect to each of the Plans, MAI has heretofore delivered to Buyer true and complete copies of each of the following documents:
(i) each Plan and related trust,  if any,  (including  all amendments  thereto);
(ii) annual report and actuarial report, if required to be filed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the last two (2) years and the latest financial statement, if any, for each such Plan; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA; and (iv) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401 of the Code.

                  (c) All required contributions have been, or will be, made with respect to each Plan on or prior to the Closing Date or will be properly recorded on the Closing Balance Sheet.

                  (d) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code and each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified.

                  (e) Except as set forth in Section 4.12(e) of the Schedule, no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of MAI or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

                  (f) There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

                  (g) The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) (A) entitle any current or former employee of MAI to severance pay, employment compensation or any other payment, benefit or award or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee.

         4.13     Ownership of Property

         MAI has good, valid and marketable title to all Purchased Assets and properties, whether real or personal, tangible or intangible, and all other assets and properties reflected in its balance sheet as of October 31, 1996, or acquired subsequent thereto, subject to no Encumbrances, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) liens and encumbrances on, and rights of redemptions with respect to, foreclosed real estate, and (iv) such Encumbrances that do not in the aggregate materially detract from the value or interfere with the use or operations of the assets and properties subject thereto. MAI as lessee has the right under valid leases to occupy, use, possess and control all property leased by MAI, as presently occupied, used, possessed and controlled by MAI. The properties and assets owned or leased by MAI are adequate for the conduct of the current business of MAI. Giving effect to the transactions contemplated by this Agreement, Buyer shall have all assets, personnel and property necessary and proper to conduct MAI's business consistent with historical practice, subject to Buyer securing appropriate licenses and regulatory approvals to the extent necessary. The documents selling, assigning and conveying from MAI to Buyer the Purchased Assets will grant and transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all encumbrances, except those expressly permitted in this Agreement.
Notwithstanding the foregoing, certain other persons may claim conflicting rights to the name "Mortgage America" and "Alternative Lending Mortgage Corporation," but Shareholders do not reasonably believe these claims will have a material adverse effect on the Business.

         4.14     Environmental Protection

         MAI has not received from any source with respect to any property ("Operating Property") that it owns (including as a trustee), leases, or actively participates in the management of, any Environmental Claim to the effect that MAI, or any Operating Property or Loan Property, or any predecessor is not in compliance with all environmental or health laws, rules, Regulations, standards and requirements relating to pollution (including the discharge of materials into the environment or indoors) or protection of the environment, including common law ("Environmental Laws"), nor any requests for information which could result in or help provide a basis for any Environmental Claim, nor are there any facts of which MAI or Shareholders have knowledge which could reasonably be expected to form the basis of an Environmental Claim against MAI. All environmental audits, analyses, or surveys of any Operating Property or Loan Property which have been submitted to or by MAI are identified in Section 4.14 of the Schedule, and copies of such audits, analyses, surveys or other documents have been made available to Buyer. MAI has not owned, managed, supervised or participated in the management of any commercial real property except for the three office buildings occupied by MAI in Bay City.

         4.15     Brokers and Finders

         Neither  Shareholders  nor MAI, nor any of MAI's  officers,  directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated hereby, except for legal, accounting and other professional fees payable by MAI or Shareholders in connection with the Acquisition. Shareholders shall cause all legal, accounting and other professional fees and expenses of MAI related to this transaction to be paid by MAI prior to Closing.

         4.16     Insurance

         MAI is insured with reputable insurers against such risks and in such amounts normally insured against by companies of the same type and in the same line of business. All of the insurance policies, binders or bonds maintained by MAI are in full force and effect; MAI is not in default thereunder; all claims thereunder have been filed in due and timely fashion; and all such policies, binders and bonds will remain in full force and effect through the Closing Date unaffected by the transactions contemplated hereby.

         4.17     Mortgage Banking Licenses and Qualifications

         MAI (i) is qualified as and is (A) an FHA approved supervised mortgagee under 24 C.F.R. 'SS' 203.3, and (B) a supervised lender under the VA loan guarantee program, 38 U.S.C. 'SS' 1802(d); (ii) in all material respects meets all applicable requirements of laws and regulations so as to be eligible to originate, hold, sell FHA Loans, mortgage loans guaranteed by the VA Loans and conventional mortgage loans; and (iii) has all other material certifications, authorizations, licenses, permits and other approvals ("Licenses") necessary to conduct its current mortgage banking business, and is in good standing under all applicable federal, state and local laws and regulations thereunder, as a mortgage lender and servicer. A complete list of such Licenses is set forth in
Section 4.17 of the Schedule. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any License currently possessed by MAI, and all such Licenses will remain in full force and effect after the Closing Date. MAI shall cause, at MAI's sole expense, all regulatory filings and other actions necessary or desirable in connection with the Acquisition and change in ownership of the Business of MAI. Section 4.17 of the Schedule sets forth all regulatory actions and consents necessary or desirable in connection with the Acquisition and change in ownership of the Business and Buyer's operation of the Business.

         4.18     Loan Portfolio

         MAI does not perform any mortgage servicing for any Investors or other third parties.

         4.19     Enforceability

         All Mortgage  Loans are valid and legally  binding  obligations  of the borrowers thereunder enforceable in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), (ii) state laws requiring creditors to proceed against the collateral before pursuing the borrower, and (iii) state laws on deficiencies. Neither the operation of any of the terms of any Mortgage Loan nor the exercise of any right thereunder, has rendered or will render the related mortgage or note unenforceable, in whole or in part, subject it to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         4.20     Title to Certain Mortgage Loans

         Mortgage Loans held in MAI's account (whether or not for future sale or delivery to an Investor) are owned by MAI free and clear of any Encumbrance other than its lender banks pursuant to warehouse lines. Such Mortgage Loans have been duly recorded or submitted for recordation in the appropriate filing office in the name of MAI as mortgagee. MAI has not, with respect to any such Mortgage Loan, released any security therefor, except upon receipt of reasonable consideration for such release or accepted prepayment of any such Mortgage Loan which has not been promptly applied to such Mortgage Loan.

         4.21     No Recourse

         Except as set forth in Section 4.21 of the Schedule, MAI is not a party to (A) any agreement or arrangement with (or otherwise obligated to) any Person, including an Investor or insurer, to repurchase from any such Person any Mortgage Loan and mortgaged property serviced for others or any mortgage loan sold by MAI with servicing released ("Servicing Released Loans"), or (B) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan or mortgage property or Servicing Released Loans, except insofar as (i) such recourse is based upon breach by MAI of a customary representation, warranty or undertaking, or (ii) MAI incurs expenses such as legal fees in excess of the reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement.

         4.22     Compliance

         MAI has been and is (and specifically the documentation, origination, purchase, assumption, modification, sale, servicing of Mortgage Loans (including the maintenance of and transactions with respect to custodial Account) and maintenance of books and records by it has been and is) in compliance with all Regulations, orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to it, its properties and assets or its conduct of business in all material respects. MAI has not done or failed to do, and has not caused to be done or omitted to be done, any act or omission, the effect of which would operate to invalidate or materially impair (i) any title insurance policy, (ii) any hazard insurance policy, (iii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, (iv) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, FHA, VA or private mortgage insurers or (v) any surety or guaranty agreement. During the twelve month period preceding the date hereof, no Agency, Investor or private mortgage insurer has (i) claimed that MAI has violated or not complied with the applicable underwriting standards with respect to mortgage loans sold by MAI to such Investor or (ii) imposed restrictions on the activities (including commitment authority) on MAI.

         4.23     Investor Commitments

         MAI has no Investor Commitments.

         4.24     Custodial Accounts

         MAI  has  full  power  and  authority  to  maintain   escrow   accounts
("Custodial Accounts") for certain serviced loans. Such Custodial Accounts comply in all respects with (i) all applicable Regulations (including without limitation Regulations governing the calculation of the amount of the monthly payments for deposit into Custodial Accounts that mortgagors are required to make), and (ii) any terms of the Mortgage Loans (and Mortgage Servicing Agreements) relating thereto. The Custodial Accounts contain the amounts shown in the records of MAI, which amounts represent all monies received or advanced by MAI as required by the applicable Mortgage Servicing Agreements, less amounts remitted by or on behalf of MAI pursuant to applicable Mortgage Servicing Agreements except for checks in process.

         4.25     Accounts Receivable

         All accounts receivable arising from the Business, including without limitation the amounts that have been advanced by MAI in connection with servicing the Mortgage Loans pursuant to Mortgage Servicing Agreements (such as principal, accrued interest, taxes and insurance premiums) are valid and subsisting amounts owing to MAI, have been acquired in the ordinary course of business and are carried on the books at values determined in accordance with GAAP, and are not subject to defenses, setoffs or claims of the mortgagor (other than those already accounted for) arising from acts or omissions of MAI.

         4.26     Data Processing

         MAI has good and valid title or valid license to the data processing software (including documentation, user manuals, upgrades and current releases, etc.), currently used by it, and the data

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


processing system (software and hardware), used to support MAI's mortgage servicing business is operating in the intended manner.

         4.27     Inquiries

         Section 4.27 of the Schedule contains a true and correct list of all of the audits, investigations, complaints and inquiries of MAI by an Agency, HUD, an Investor, or a private mortgage insurer since June 30, 1995, the result of which audits and investigations claimed a material failure to comply with applicable Regulations, resulted in a repurchase of Mortgage Loans by MAI, resulted in indemnification by MAI in connection with the Mortgage Loans, resulted in rescission of an insurance or guaranty contract or agreement, or resulted in payment of a penalty to a Agency, HUD, an Investor or a private mortgage insurer, and like adverse findings. Except for customary ongoing quality control reviews, no such audit or investigation (each an "Inquiry") is pending or threatened. Sellers have made available to Buyer copies of all written reports and materials received in connection with such audits, investigations, complaints and inquiries.

         4.28     Representations

         No breach or violation of any representation, warranty or covenant exists which individually, or collectively, would have a Material Adverse Effect on MAI or any Purchased Assets with respect to any Mortgage Loans, the ownership of which has been transferred by MAI to any Person.

         4.29     Advances

         Except as set forth in Section 4.29 of the Schedule, there are no pooling, participation, servicing or other agreements to which MAI is a party which obligate it to make servicing advances with respect to defaulted or delinquent Mortgage Loans.

         4.30     Pools

         Except as set forth in Section 4.30 of the Schedule, all Pools serviced by MAI have been certified and, if required, re-certified. With respect to any Pools serviced by MAI which have not been fully certified, MAI has notified the custodian with respect thereto of all deficiencies, and such custodian has so notified the applicable Investor or Investor Program.

         4.31     Commercial Mortgages

         MAI has never taken title to any commercial mortgage loan. MAI has never foreclosed on any commercial property securing any commercial mortgage loan in its own name, is not required under any Mortgage Servicing Agreement to foreclose on any commercial property securing any commercial mortgage loans in default in its own name and has never taken title to any commercial property securing any commercial mortgage loan. Any breach of any representation or warranty set forth in this Section 4.31 shall be deemed to render such representation or warranty to be untrue and incorrect in a material respect.

         4.32     No Tax-Sharing Agreements

         MAI is not a party to any tax sharing agreement or similar arrangement.

         4.33     No Intercompany Accounts

         MAI has no intercompany accounts.

         4.34     MAI Employees

         To the best of Sellers' knowledge, each employee of MAI will accept Buyer's offer of employment after the Closing Date. MAI has no agreements, policies, practices or understandings (written or oral) concerning MAI employee bonus programs, employee incentive plans or employee benefit plans except as set forth in Section 4.12(a) of the Schedule. A complete list of MAI's employees is set forth in Section 4.34 of the Schedule.

         4.35     Conduct Prior to Closing

         Within the four (4) months prior to the Closing Date or on the Closing Date, except as set forth in Section 4.35 of the Schedule, MAI has conducted its business only in the ordinary course, and MAI has not:

                  (a) issued, sold or delivered any shares of its capital stock or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock;

                  (b) effected any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (c) amended its articles of incorporation or by-laws;

                  (d) merged or consolidated with, or, except as a result of foreclosure or repossession in the ordinary course of its mortgage banking business, acquired substantially all of the assets of, any other entity;

                  (e) sold, transferred, leased or encumbered a material amount of assets (other than Excluded Assets)except in the ordinary course of business;

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



                  (f)  materially  altered or varied its  methods or policies of
(i) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service, its Mortgage Loans, (ii) hedged (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (iii) obtained financing and credit;

                  (g) granted to any director, officer, employee or consultant any material increase in compensation or benefits (other than as may be required under the terms of written agreements in effect on the date hereof and other than normal increases made in the ordinary course of business to officers or employees in accordance with customary past practices and policies);

                  (h) granted any severance or termination pay (other than as may be required under the terms of written agreements in effect on the date hereof) to, or entered into or amended any employment or severance agreement with, any person, other than termination pay paid in the ordinary course of business to officers or employees in accordance with customary past practices and policies;

                  (i) adopted any new or amended any existing director, officer or employee benefit plans (including, without limitation, profit sharing, bonus, director and officer incentive compensation, retirement, medical, hospitalization, life or other insurance plans, arrangements and commitments) or any trust agreement relating thereto;

                  (j) incurred any debt other than in the ordinary course of business in amounts consistent with past practice;

                  (k) made any change in accounting principles or methods from those currently employed, except as required by GAAP or by applicable regulatory requirements;

                  (l) granted any mortgage or security interest in, or made any pledge of, or permitted any lien or encumbrance to be placed on, any of its assets or properties other than in the ordinary course of business consistent with past practice;

                  (m) canceled, waived, released or compromised any material debt or claim, other than upon payment in full;

                  (n) failed to maintain in full force and effect all existing insurance policies and fidelity bonds;

                  (o) taken any action, or failed to take any action, that would result in a breach or violation of the representations and warranties of Sellers contained in this Agreement or caused any condition to the transactions contemplated hereby not to be satisfied;

                  (p) accelerated, terminated, modified or canceled any material contract, lease, or license to which MAI is a party;




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



                  (q) entered into any employment or collective bargaining agreement, or modified any existing employment or collective bargaining agreement; and

                  (r) agreed to do any of the foregoing included in (a) through (q).

      4.36   MAI's and Shareholders' Investment Intention/Restricted Securities.

                  (a) MAI is acquiring the Exchange Shares for investment solely for MAI's account, and when distributed to Shareholders pursuant to a Plan of Liquidation, Shareholders will acquire the Exchange Shares for investment solely for the Shareholders' account and not with a view to, or for resale in connection with, the distribution or other disposition thereof and neither MAI nor Shareholders have any present intention of selling, granting any participation in, or otherwise distributing the same except in compliance with the securities laws as provided in Section 67. MAI and the Shareholders agree and acknowledge that MAI and the Shareholders will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Exchange Shares or solicit any offers to purchase or otherwise acquire or take a pledge of any Shares, except in accordance with the terms of this Agreement unless (i) the transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder and has been registered under any applicable state securities or "blue sky" laws or (ii) no such registration is required because of the availability of an exemption from registration under the Securities Act and the rules and regulations in effect thereunder and under any applicable state securities or "blue sky" laws.

                  (b) MAI and each Shareholder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Exchange Shares and the Shareholder can bear the economic risk of its investment.

                  (c) MAI and each Shareholder is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  (d) MAI and each Shareholder understands that the Exchange Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, MAI and each Shareholder represent that they are familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Act.

                  (e) Without in any way limiting the representations set forth above, MAI and each Shareholder further agrees not to make any disposition of all or any portion of the Exchange Shares unless:




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



                           (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                           (ii) the Shareholder shall have notified Buyer of the proposed disposition and shall have furnished the Buyer with an opinion of counsel, reasonably satisfactory to the Buyer, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Buyer will not require opinions of counsel for transactions which are shown to the Buyer's reasonable satisfaction as being made pursuant to and in compliance with Rule 144.

                  (f) It is understood that the certificates evidencing the Exchange Shares may bear one or all of the following legends:

                           (i) "These securities have not been registered under the Securities Act of 1933 (the 'Act') and have been issued pursuant to exceptions under the Act and under applicable state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required under the Act or under such Act." The foregoing legend shall be removed from any such certificate at the request of the holder thereof at such time as the shares represented thereby are registered under the Act or become eligible for resale pursuant to Rule 144(k).

                           (ii) Any  legend   required   by   applicable   state
securities laws.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer makes the following representations and warranties to MAI and Shareholders, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by MAI or any notice to MAI, and shall survive the closing of the transactions provided for herein.

         5.1      Organization

         Buyer is a corporation duly organized and in good standing under the laws of the State of Florida. Buyer has the corporate power and authority to own or lease all of its properties and to carry on its business as it is now being conducted. Buyer is licensed to originate mortgage loans in the stated listed on
Schedule 2.1(k).

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




         5.2      Authority; No Violation

                  (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, provided that Buyer may require certain Shareholder approval pursuant to certain NASDAQ rules. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof and no other corporate proceedings on the part of Buyer are necessary to consummate the transactions so contemplated except for such potential NASDAQ Shareholder approval. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding agreement of Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.)

                  (b) Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Buyer, (ii) subject to making or obtaining the consents, permits, authorizations, approvals, filings and registrations set forth in Section 5.2 of the Buyer Schedule, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, or (iii) subject to obtaining or making the consents, permits, authorizations, approvals, filings and registrations set forth in Section 5.2 of the Buyer Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the properties or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which its properties or assets may be bound or affected except for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not have a Material Adverse Effect on Buyer. Notwithstanding the foregoing, the representations and warranties in this subsection (b) shall not relate to or cover any consents, approvals, filings or registrations, if any, arising from the regulated nature of MAI or made applicable to Buyer by virtue of MAI or Buyer's acquisition of the Purchased Assets and business of MAI or such regulations governing MAI and the mortgage banking industry as a result of Buyer's purchase of the Purchased Assets.

         5.3      Brokers and Finders

         Neither Buyer nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated hereby, except for legal, accounting and other professional fees payable in connection with the Acquisition.



                                       32




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





         5.4      Buyer's Review of Seller's Schedules

         Buyer acknowledges that it has reviewed the Seller's schedules attached to this Agreement. The Buyer is satisfied with the form and format of such schedules and accepts the matters accurately disclosed therein; provided that this representation shall not constitute a release or waiver of Buyer's claims and causes of action arising from misstatements, errors and omissions contained in Buyer's schedules.

                                    ARTICLE 6

                                    COVENANTS

          6.1      Filings and Consent

                  (a) Promptly following the execution and delivery hereof, Shareholders shall, or shall cause MAI to, obtain or file all consents (including Agency and Investor consents), approvals, permits, authorizations, notices, and registrations (collectively, "filings and consent solicitations") necessary to consummate the assignment to Buyer of the Purchased Assets and business of MAI. Buyer shall cooperate with Shareholders and MAI in obtaining or making the necessary filings and consent solicitations. Sellers will use their best efforts to cause the filings and consent solicitations to be made as soon a practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (b) Sellers and Buyer shall promptly furnish each other with copies of written communications received by Shareholders, MAI or Buyer, as the case may be, or delivered by any of them, of any governmental body, Agency, Investor or private mortgage insurer in respect of the transactions contemplated hereby.

         6.2      Press Releases

         MAI and Buyer shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Agreement or the transactions contemplated hereby; provided, however, prior to the consummation of the Acquisition, no party hereto shall make any public announcement or disclosure with respect to the transactions contemplated hereby without the prior approval of the other parties, except where disclosure is required by law. The parties anticipate issuing a press release relating to the acquisition upon execution of this Agreement.


                                       33




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





         6.3      Employment Agreements

         Buyer shall enter into Employment Agreements with Thomas LaPorte, Jon LaPorte, Patrick LaPorte, Jack Reid and Steve Bartus (collectively, the "Executives") to serve as executive officers of the Post-Closing MAI Business Unit, or of Buyer or an affiliate of Buyer, in the form attached hereto as
Exhibit 6.3 for Thomas LaPorte and the others will be modified in form reasonably acceptable to Buyer and MAI.

         6.4      Marketing of Competing Products

         Shareholders and MAI acknowledge that Buyer markets products that directly compete with MAI's products, and after closing Buyer's other business units will market products which directly compete with the Post-Closing MAI Business Unit.

         6.5      Leases

         Buyer shall enter into a lease agreement for Buyer to lease MAI's principal offices in Bay City, Michigan for ten (10) years with Buyer having two five-year renewal options (the "Lease Agreements"). The form of Lease Agreement is attached as Exhibit 6.5.

         6.6      HSR Act Filing

         To the extent any filing, notice or consent is required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, each of Buyer and MAI shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it and shall reasonably cooperate to satisfy such requirements. The official fees of making any necessary filings under such Act will be split equally between Buyer and Sellers.

         6.7      Cash Conversion

         Buyer agrees to provide Seller an opportunity by no later than September 30, 1997 to dispose of up to 15% of the Exchange Shares (not to exceed $7.5 million in value) for payment in immediately available funds. Buyer may fulfill this obligation by including such shares held by Seller in a secondary offering, by arranging a private placement or by any other method which results in Seller obtaining the then fair market value of such shares after taking into account normal sales commissions and transaction costs.

         6.8      Seat on Board

         Buyer agrees to seek the election of Tom LaPorte to Seller's Board of Directors by proposing Tom LaPorte for election by the existing Board and seeking to include Tom LaPorte on the list of nominees submitted to Buyer's shareholders. This obligation shall terminate if the Shareholders and



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




their immediate families and controlled entities collectively own less than 5% of Seller's then outstanding shares of common stock.

         6.9      Confidentiality

         In the event that, for any reason, this transaction does not close, the parties shall use reasonable, good faith efforts to keep confidential the information learned about the other's business.

                                    ARTICLE 7

                    FURTHER COVENANTS OF MAI AND SHAREHOLDERS

         MAI and Shareholders covenant and agree as follows:

         7.1   Access to Information and Records

         During the period prior to the Closing:

                  (a) MAI shall, and shall cause its officers, employees, agents, independent accountants and advisors to, furnish to Buyer, its officers, employees, agents, independent accountants and advisors, at reasonable times and places, all information in their possession concerning MAI as may be requested, and give such persons access to all of the properties, books, records, contracts and other documents of or pertaining to MAI that MAI or its officers, employees, agents, independent accountants or advisors shall have in their custody.

                  (b) With the prior consent of MAI in each instance (which consent shall not be unreasonably withheld), Buyer and its officers, employees, agents, independent accountants and advisors, shall have access to vendors, customers, and others having business dealings with MAI for the purpose of performing Buyer's due diligence investigation.

         7.2   Bank Accounts

         Not less than ten (10) days prior to the Closing, MAI shall provide to Buyer a list of each bank in which MAI has an account or safe deposit box, the name and number of each such account or box and the names of all persons authorized to draw thereon or who have access thereto, with the amounts they are authorized to draw.

         7.3   Conduct of Business Pending the Closing

         From the date hereof until the Closing, except as otherwise approved in writing in advance by the Buyer (which approval shall not be unreasonably withheld):



                                       35




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





                  (a) No Changes. MAI will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

                  (b) Maintain Organization. MAI will take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of MAI and will use its best efforts to preserve the business organization of MAI intact, to keep available to Buyer the present officers and employees, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with MAI.

                  (c) No Breach. MAI and Shareholders will not do or omit any act, or permit any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by MAI and/or the Shareholders herein, or which would have required disclosure on Schedule 4.35 had it occurred after October 31, 1996 and prior to the date of this Agreement.

                  (d) No Material Contracts. No contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of MAI, except the transfer of the real estate as described in Section and contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the MAI (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Schedule had they been in existence on the date of this Agreement.

                  (e) No Corporate Changes. MAI shall not amend its Articles of Incorporation or By-laws or make any changes in authorized or issued capital stock.

                  (f) Maintenance of Insurance. MAI shall maintain all of the insurance in effect as of the date hereof and shall procure such additional insurance as shall be reasonably requested by Buyer.

                  (g)   Maintenance   of  Property.   MAI  shall  use,  operate,
maintain and repair all property of MAI in a normal business manner.

                  (h) Interim Financials. MAI will provide Buyer with interim monthly financial statements and other management reports as and when they are available.

                  (i) No Negotiations. Neither MAI nor any Shareholder will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of MAI, MAI's assets or business or any part thereof or any equity securities of MAI (an "acquisition proposal"), and MAI and Shareholders shall immediately advise Buyer of the receipt of any acquisition proposal.


                                       36




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




         7.4   Change of Corporate Name

         Concurrently with the Closing, MAI shall change its corporate name to a new name bearing no resemblance to its present name so as to permit the use of its present name by Buyer.

         7.5   Consents

         MAI and  Shareholders  will use their best efforts  prior to Closing to
obtain  all  consents   necessary  for  the  consummation  of  the  transactions
contemplated hereby.

         7.6   Other Action

         MAI and Shareholders shall use their best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

         7.7   Disclosure

         MAI and Shareholders shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

                                    ARTICLE 8

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

         8.1   Representations and Warranties True on the Closing Date

         Each of the representations and warranties made by MAI and Shareholders in this Agreement, and the statements contained in the Disclosure Schedule or in any instrument, list, certificate or writing delivered by MAI pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

         8.2   Compliance With Agreement

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




         MAI and Shareholders shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in Section 10.1.

         8.3   Absence of Litigation

         No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, MAI or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

         8.4   Consents and Approvals

         All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer not less than two business days prior to the Closing. Notwithstanding the foregoing, receipt of the consent of any third party to the assignment of a Contract which is not (and is not required to be) disclosed in the Disclosure Schedule shall not be a condition to Buyer's obligation to close, provided that the aggregate of all such Contracts does not represent a material portion of MAI's sales or expenditures. After the Closing, MAI and Shareholders will continue to use their best effects to obtain any such consents or approvals, and neither MAI nor any Shareholder shall hereby be relieved of any liability hereunder for failure to perform any of their respective covenants or for the inaccuracy of any representation or warranty.

         8.5   Hart-Scott-Rodino Waiting Period

         All applicable waiting periods related to the HSR Act shall have expired.

         8.6      NASDAQ Requirement for Shareholder Approval

         Buyer   obtains   Shareholder   approval  if  required  by  NASDAQ  for
transaction.

                                    ARTICLE 9

                    CONDITIONS PRECEDENT TO MAI'S OBLIGATIONS

         Each and every obligation of MAI and Shareholders to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

         9.1  Representations and Warranties True on the Closing Date

         Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

         9.2  Compliance With Agreement

         Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents specified in Section 10.2.

         9.3  Absence of Litigation

         No Litigation shall have been commenced or threatened, and no investigation by any government entity shall have been commenced, against Buyer, MAI or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby; provided that the obligations of MAI shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation MAI will be unable to retain substantially all the consideration to which it is entitled under this Agreement.

         9.4  Hart-Scott-Rodino Waiting Period

         All applicable waiting periods related to the HSR Act shall have expired.

                                   ARTICLE 10

                                     CLOSING

         The closing of this transaction ("the Closing") shall take place at the offices of Buyer in Tampa, Florida, at 11:00 A.M. on January 9, 1997, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date." Regardless of the Closing Date, the transaction shall be deemed to have occurred for all purposes as of the Effective Time and the parties shall cooperate to treat the transaction as having occurred as of the Effective Time.

         10.1  Documents to be Delivered by MAI and Shareholders

         At the Closing, MAI and Shareholders shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:


                                       39




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




                  (a) Bills of Sale. Bills of sale and such other instruments of assignment, transfer, conveyance and endorsement as will be sufficient in the opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

                  (b) Compliance Certificate. A certificate signed by the chief executive officer of MAI that each of the representations and warranties made by MAI and Shareholders in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that MAI and Shareholders have performed and complied with all of MAI's and Shareholders' obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                  (c) Opinion of Counsel. A written opinion of Joseph, Wolf, Endean & Stahle, P.C., counsel to MAI and Shareholders, dated as of the Closing Date, addressed to Buyer, substantially in the form of Exhibit 10.1(c) hereto.

                  (d) Employment Agreements. The Employment Agreements referred to in Section , duly executed by the persons referred to in such Section.

                  (e) Certified Resolutions. A certified copy of the resolutions of the Board of Directors and the Shareholders of MAI authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (f) Escrow Agreement. The Escrow Agreement duly executed by MAI, Buyer and the Escrow Agent in the form of Exhibit 3.2(b) hereto.

                  (g) Articles; By-laws. A copy of the By-laws of MAI certified by the secretary of MAI, and a copy of the Articles of Incorporation of MAI certified by the Secretary of State of Michigan.

                  (h) Real Estate Leases. The Lease Agreements executed by the owner of the property occupied by MAI in Bay City.

                  (i) Registration Rights Agreement. The egistration Rights Agreement in the form attached as Exhibit 10.1(i).

                  (j) Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to MAI pursuant to the terms hereof.


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





                  (k) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

         10.2  Documents to be Delivered by Buyer

         At the Closing, Buyer shall deliver to MAI the following documents, in each case duly executed or otherwise in proper form:

                  (a) Exchange Shares. To MAI, and to the Escrow Agent, the Exchange Shares representing the purchase price.

                  (b) Assumption of Liabilities. Such undertakings and instruments of assumption as will be reasonably sufficient in the opinion of MAI and its counsel to evidence the assumption of Assumed Liabilities as provided for in Article 2.

                  (c) Compliance Certificate. A certificate signed by the chief executive officer of Buyer that the representations and warranties made by Buyer in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by MAI), and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                  (d) Opinion of Counsel. A written opinion of Mitchell W. Legler, general counsel to Buyer, dated as of the Closing Date, addressed to MAI, in substantially the form of Exhibit 10.2(d)-1 and a written opinion of Foley & Lardner, special counsel to Buyer dated as of the Closing Date, addressed to Buyer in substantially the form of Exhibit 10.2(d)-2 hereto.

                  (e) Escrow Agreement. The Escrow Agreement duly executed by Buyer, MAI and the Escrow Agent in the form of Exhibit 3.2 hereto.

                  (f)  Employment   Agreements.   The    Employment   Agreements
referred to in Section 6.3 duly executed by the Buyer referred to in such Section.

                  (g) Real Estate Leases. The Lease Agreements duly executed by Buyer.

                  (h) Registration Rights Agreement. The Registration Rights Agreement.

                  (i) Other Documents. All other documents, instruments or writings required to be delivered to MAI at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as MAI may reasonably request.


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




                                   ARTICLE 11

                                   TERMINATION

         11.1  Right of Termination Without Breach

         This Agreement may be terminated without further liability of any party at any time prior to the Closing:

                  (a)  by mutual written agreement of Buyer and MAI, or

                  (b) by either Buyer or MAI if the Closing shall not have occurred on or before January 31, 1997, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

         11.2     Termination for Breach.

                  (a) Termination by Buyer. If (i) there has been a material violation or breach by MAI of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived, or (iii) MAI shall have attempted to terminate this Agreement under this Article 11 or otherwise without grounds to do so, then Buyer may, by written notice to MAI at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 10.2(c) hereof.

                  (b) Termination by MAI. If (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by MAI, or (ii) there has been a failure of satisfaction of a condition to the obligations of MAI which has not been so waived, or (iii) Buyer shall have attempted to terminate this Agreement under this Article 11 or otherwise without grounds to do so, then MAI may, by written notice to Buyer at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 10.2(c) hereof.

                  (c) Effect of Termination. Termination of this Agreement pursuant to this Section 11.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall

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






jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the parties' obligations under Section 10.2 of this Agreement shall survive termination.

                  (d) Opportunity to Cure. In the event that either party desires to terminate the Agreement as a result of a breach by the other party, and such breach is reasonably capable of being cured, the party shall give written notice and provide a ten day opportunity to cure before terminating the Agreement.

                                   ARTICLE 12

                  MAI'S PLAN OF REORGANIZATION AND LIQUIDATION

         12.1     Plan of Reorganization

         Effective as of the Closing Date, MAI shall adopt the Plan of Liquidation attached as Exhibit 12.1 and proceed to completely liquidate, dissolve and terminate its business pursuant to the Plan of Liquidation and to distribute its assets, including the Exchange Shares, to the Shareholders pro rata to stock ownership. The parties intend that the transactions contemplated by this Agreement and the liquidation of MAI pursuant to the Plan of Liquidation shall constitute a Plan of Reorganization and shall qualify as a "C" reorganization under IRS 'SS' 368(a)(1)(c).

         12.2     Shareholders' Investment Intent

         The Shareholders represent, warrant and confirm that they have no plan or intention to sell, exchange, or otherwise dispose of any of the Exchange Shares received as a result of the liquidation of MAI pursuant to the Plan of Liquidation except as set forth on Schedule 12.2.

         12.3     Termination of MAI Business Operations

         MAI shall immediately terminate all business operations and terminate all employees, except as may be necessary to permit Buyer to take advantage of MAI's non-transferable licenses pursuant to the temporary operation agreement provided in Section 12.5 below until Buyer can complete the application for such licenses to the extent required.

         12.4     Immediate Partial Liquidation Distribution


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





         Within 15 Business Days after the Closing Date, MAI shall begin the liquidation distribution process by distributing not less than 50% of the Exchange Shares received as the Base Payment to the Shareholders. MAI shall complete final liquidation in six months, regardless of whether Buyer has obtained appropriate licenses.

         12.5 Buyer's Temporary Operation of MAI's Business Pending License Transfer

                  (a) The parties acknowledge that Buyer (which term for purposes of this Section shall include Buyer's Affiliates) may require, but not yet have, all Licenses necessary to conduct the mortgage banking business and mortgage brokering business being acquired from MAI. The parties have been coordinating regarding Buyer's efforts to obtain all necessary licenses but in certain situations, it is not practical for Buyer to obtain requisite licenses prior to Closing. Buyer covenants to use reasonable good faith efforts to secure all appropriate Licenses as soon as possible.

                  (b) Until the earlier of (i) Buyer obtaining all Licenses necessary or appropriate for Buyer's operation of the mortgage banking and mortgage brokering business consistent with MAI's past practices or (ii) the close of business on June 30, 1997, Buyer shall be permitted to operate, manage and supervise MAI's mortgage banking business in the name of MAI, and to thereby take advantage of MAI's Licenses, to the extent that Buyer has not yet secured its own Licenses to conduct such business. Buyer shall pay all costs and expenses relating to, or arising out of, Buyer's management of MAI's business, including without limitation, providing or facilitating the credit facilities necessary to fund such business. Unless otherwise required by law, all personnel involved in Buyer's temporary operation of MAI's business shall be on Buyer's payroll. MAI shall pay Buyer a management fee equal to all profits which MAI would otherwise earn from Buyer's temporary operation of MAI's business and Buyer shall reimburse MAI for any loss from such temporary operation of MAI's business.

Buyer's temporary operation of MAI's business shall result in MAI making no profit or loss from such temporary operation, except as otherwise required by law. MAI shall cooperate with Buyer to facilitate Buyer's temporary operation of MAI's business. MAI may impose such conditions and restrictions upon Buyer's temporary operation of MAI's business as MAI shall consider appropriate, acting reasonably and in good faith, and provided that MAI and Shareholders shall not seek to profit directly or indirectly from the imposition of such conditions and restrictions.

         12.6 MAI's Assignment to Shareholders of Agreement Upon MAI Liquidation

         As part of MAI's Liquidation at the appropriate time, as determined by MAI, acting reasonably and in good faith, MAI shall assign to the Shareholders, and the Shareholders agree to accept and perform, all of MAI's rights, privileges, obligations, liabilities and covenants, of every kind and nature, arising out of or in connection with this Agreement, including the right to receive the Contingent Payment. The Shareholders, by written agreement in form and content reasonably satisfactory to Buyer, may re-assign among themselves such rights and responsibilities derived from MAI, provided that such rights and responsibilities shall not be transferred to any third party, subject


                                       44




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





to the provisions of Section 16.5. MAI shall provide written notice to Buyer and Shareholders as part of MAI's liquidation that MAI has assigned to Shareholders all future rights to receive the Contingent Payment under this Agreement. Upon receipt of such notice, Buyer shall make all future payments directly to the respective Shareholders (with Stock Certificates issued in the names of the respective Shareholders, where appropriate), based on MAI's Common Stock ownership schedule set forth in Section 4.2 unless the recipient individual Shareholder directs otherwise by written notice. Without limiting Buyer's other remedies, Buyer shall have the express right to setoff any loss or claim arising under this Agreement against the Contingent Payment, even if the Contingent Payment has been assigned to the Shareholders as part of a Plan of Liquidation. (This provision shall not modify Buyer's right to set-off or otherwise limit Buyer's rights against Shareholders as an assignee of MAI.)

         12.7     Appointment of Shareholders' Agent

                  (a) The Shareholders hereby appoint and constitute Thomas LaPorte as Shareholders' Agent hereunder, to exercise the powers on behalf of Shareholders set forth in this Agreement; and Thomas LaPorte hereby accepts such appointment. In the event of the death, resignation or inability to act of Thomas LaPorte, and upon receipt by Buyer of evidence of the same which is satisfactory to Buyer, Shareholders will, by majority consent, name a successor Shareholders' Agent with all powers of his predecessor, subject to prior approval of Buyer.

                  (b) Each Shareholder, by his execution of this Agreement, hereby constitutes and appoints the Shareholders' Agent his true and lawful attorney in fact, with full power in his name and on his behalf:

                           (i) to receive on behalf of such Shareholder the Exchange Shares constituting the Contingent Payment, to give Buyer a receipt therefor on behalf of such Shareholder and to hold such proceeds subject to the terms hereof and the instructions of such Shareholder with respect to the ultimate disbursement thereof;

                           (ii) to act on such Shareholder's behalf according to the terms of this Agreement, including, without limitation, the power to contest or acquiesce in the determination of the Contingent Payment in accordance with Section 3.5; the power to contest or acquiesce regarding any payment calculation  statement in accordance with Section
           ; to amend this  Agreement  in accordance with Section 15.1; to waive
         Buyer's  performance pursuant  to  Section  15.1;  to  give and receive notices on behalf of all the Shareholders; and to act on their behalf in connection with any matter as to which the Shareholders jointly and severally are an "Indemnified Party" under Article 13 hereof; all in the absolute discretion of the Shareholders' Agent;

                           (iii) to act on such Shareholder's behalf, including providing any consents, approvals or undertakings on behalf of Shareholder with respect to the Registration Rights Agreement of even date, including the hold-back provisions contained in Section 7 thereof;


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





                           (iv) in general, to do all things and to perform all acts, including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement.

This power of attorney, and all authority hereby conferred, is granted subject to the interests of the other Shareholders and the Buyer hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder or by operation of law, whether by the death or incapacity of any Shareholder or by the occurrence of any other event. Each Shareholder agrees, jointly and severally, to indemnify, defend and hold harmless the Shareholders' Agent from any and all loss, damage or liability which they, or any one of them, may sustain as a result of any action taken in good faith hereunder.

         12.8     Tax-free Exchange for Seller

         Buyer and Seller agree that in the event there is a challenge to the tax free nature of the stock-for-asset exchange contemplated by this Agreement, each will reasonably cooperate with each other, and third parties, to furnish all relevant information. Buyer and MAI shall each pay their own costs and expenses in such matters. Shareholders and MAI acknowledge that Buyer makes no representation or warranty regarding the tax consequences of this transaction.


                                   ARTICLE 13

                                 INDEMNIFICATION

         13.1     Indemnification

                  (a) From and after the Closing Date, Shareholders and MAI, jointly and severally shall indemnify and hold harmless Buyer and each of its Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims) (i) any breach of any covenant, representation or warranty made by Sellers pursuant to this Agreement, and (ii) any claim or liability (other than payment of benefits in the ordinary course), tax, penalty asserted, legal action or administrative proceeding resulting from or arising in connection with any Plan or Single Employer Plan that was accrued or incurred prior to the Closing Date.

                  (b) From and after the Closing Date, Buyer shall indemnify and hold harmless Sellers from and against any and all Losses which any of them may suffer, incur or sustain arising out of any breach of any covenant to be performed by Buyer pursuant to this Agreement.


                                       46




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




                  (c) From and after the Closing Date, MAI and Sellers shall indemnify and hold Buyer and its affiliates harmless against, and agree to pay, any and all expenses, costs or losses relating to the operation of MAI prior to Closing, except as set forth on Schedule 13.1.

                  (d) If any third party makes a claim for which an indemnifying party under this Section ("Indemnified Party") seeks indemnity from the indemnifying party ("Indemnitor"), the Indemnified Party shall as soon as practicable notify Indemnitor of the details of the claim ("Claim Notice").

                  After  receiving  a Claim  Notice,  Indemnitor  may elect,  by written notice to the Indemnified Party, to assume the defense of such claim by using counsel selected by Indemnitor, acting reasonably. If Indemnitor assumes such defense and admits that the claim is subject to the Indemnitor's indemnity obligations, then (i) the claim shall be deemed to be a claim indemnified by the Indemnitor; (ii) the Indemnified Party may, at its election, participate in the defense of the claim, but Indemnitor will have no obligation to pay for any defense costs including attorneys' fees of the Indemnified Party after Indemnitor assumes the defense of the claim; and (iii) Indemnitor will have the right, without cost to Indemnified Party, to compromise and settle the claim on any basis believed reasonable, in good faith, by Indemnitor, and Indemnified Party shall be bound thereby, provided that Indemnitor can reasonably demonstrate the financial resources to perform under the terms of the proposed Settlement.

                  After receiving a Claim Notice, if Indemnitor either does not assume the defense thereof, or does so under a reservation of rights without admitting that the claim is subject to the Indemnitor's indemnity obligations, then: (i) the claim shall not be deemed to be a claim indemnified by the Indemnitor and neither party shall have waived any rights to assert that the claim is or is not properly a claim subject to the Indemnitor's indemnity obligations; (ii) both Indemnitor and Indemnified Party may, at their individual election, participate in the defense of such claim but Indemnitor will remain responsible for the costs of defense, including reasonable attorneys' fees of the Indemnified Party should the claim ultimately be determine to be subject to Indemnitor's indemnity obligation; and (iii) the Indemnified Party shall have the right to compromise and settle the claim on any basis believed reasonable, in good faith, by the Indemnified Party, and the Indemnitor will be bound thereby should the claim ultimately be determined to be subject to Indemnitor's indemnity obligation.

                  (e) Notwithstanding anything to the contrary anywhere in this Agreement, (i) MAI and Shareholders' maximum aggregate liability arising out of this Agreement and the Acquisition shall be the Purchase Price except for claims based on intentional fraud of MAI and/or the Shareholders; (ii) MAI and Shareholders shall have no liability for any claim which is not presented to them in writing within three years following the Effective Date; (iii) MAI and Shareholders shall be jointly and severally liable for all indemnification relating to claims presented in writing within three years following the Effective Date. The notice of a potential claim shall state the general factual basis, to the extent known, and the basis of alleged liability.


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                                   ARTICLE 14

                             POST-CLOSING COVENANTS

         14.1     Personnel Matters

         After the Closing Date, except for the Executives, each employee of MAI will continue to be employed by Buyer on terms that are comparable to the employment terms, compensation and benefits provided by MAI immediately prior to the Closing.

         14.2     Shareholder Cooperation

         Shareholders shall encourage MAI employees to accept employment with Buyer.

         14.3     Board of Directors

         Buyer shall exercise its reasonable best efforts to cause the election of Thomas LaPorte to Buyer's Board of Directors, provided, that Thomas LaPorte and/or his Family and Affiliates shall continue to own at least five percent (5%) of Buyer's outstanding shares of stock.

         14.4     Guaranties

         Within forty-five (45) days following the Closing Date, Buyer shall exercise its best efforts to cause the release of all personal guaranties and personal collateral provided by any of the Shareholders with respect to loans by third parties to MAI.

         14.5     Auto Business; Right of First Refusal

         As of the Closing Date, the Auto Business shall be completely separated from the Business and shall be conducted by Affiliates of MAI with a corporate entity, corporate facilities, equipment and personnel entirely separate from MAI and the Business. Notwithstanding the foregoing, Thomas LaPorte shall be permitted to spend a reasonable amount of time working in the Auto Business, provided, that such work does not interfere with his duties to the Business as set forth in his Employment Agreement with Buyer. After the Closing and upon Buyer's review of a business plan developed by the Auto Business, Buyer shall consider the possibility of strategic alliances with the Auto Business. Buyer shall have a right of first refusal to purchase the Auto Business in the event of any direct or indirect sale of the Auto Business, its assets or the stock or other equity interest of the entity which owns and operates the Auto Business. Pursuant to this Right of First Refusal, MAI or its successor shall give Buyer thirty (30) days advance written notice of any proposed sale of the Auto Business, including sale of stock or equity of the Auto business, which notice shall include the

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





proposed sale price, terms and proposed purchaser. The Buyer shall have reasonable opportunity to conduct due diligence regarding the condition of business at the time and Buyer shall have thirty (30) days to decide whether or not to purchase the business or the equity interest in the venture.

                                   ARTICLE 15

                                   AMENDMENTS

         15.1     Amendment, Extension and Waiver

         Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, Sellers and Buyer may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE 16

                                  MISCELLANEOUS

         16.1     Survival

         The entire Agreement, including without limitation the representations and warranties set forth herein, shall survive the Closing.

         16.2     Expenses

         Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

         16.3     Entire Agreement


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




         This Agreement, including the documents, schedules and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter, including, without limitation, the letter of intent. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter.

         16.4     Parties in Interest

         The Agreement shall be binding upon and shall inure to the benefit of upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any other person or entity, any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

         16.5     Assignment

         No party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other parties provided, however, Buyer may assign its rights and obligations hereunder to any one or more of its Affiliates (whether existing on the date hereof or hereafter created). This provision shall not prohibit MAI's assignment of rights under this Agreement to Shareholders pursuant to Shareholders' Plan of Liquidation and any other assignment among Shareholders specifically authorized hereunder.
Moreover, Shareholders may pledge their rights under this Agreement to a financial institution pursuant to a bona fide loan transaction provided that any such assignment is expressly subject to Buyer's right of setoff under this Agreement.

         16.6     Setoff

         The Buyer shall have the right to setoff against the Purchase Price (including the Contingent Payment) and the Exchange Shares (including Exchange Shares after they have been transferred by MAI to Shareholders as part of MAI's liquidation) for any damages for any breach of Shareholders' or MAI's representations, warranties or covenants. This shall not limit any of Buyer's other remedies under this Agreement, at law or in equity.

         16.7     Notices

         All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested), or by overnight courier, cable, telegram or telex addressed as follows:


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                  (a)      If to Seller to:

                           Mr. Thomas LaPorte
                           Mortgage America, Inc.
                           305 5th Street, Suite 200
                           Bay City, MI  48708
                           Facsimile:  (517) 894-8010

                           Copy to:

                           John W. Wolf, Esq.
                           Joseph, Wolf, Endean & Stable, PC
                           3875 Fortune Blvd.
                           Saginaw, MI  48603
                           Facsimile:

                           and

                           John E. Jacobs, Esq.
                           Mason, Steinhardt, Jacobs & Perlman
                           4000 Town Center
                           Suite 1500
                           Southfield, MI 48075
                           Facsimile:  (810) 358-2090

                  (b)      If to Buyer to:

                           Mr. George Nicholas
                           Industry Mortgage Company
                           3450 West Busch Blvd., Suite 250
                           Tampa, FL  33618
                           Facsimile:  (813) 935-0227

                           Copy to:

                           Mitchell W. Legler, Esquire
                           Mitchell W. Legler, P.A.
                           One Independent Drive, Suite 3104
                           Jacksonville, FL 32202
                           Facsimile: (904) 791-9333

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         16.8     Captions

         The table of contents and captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         16.9     Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

         16.10    Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

         16.11    No Third Party Beneficiaries

         There are no third party beneficiaries and no third party shall have any rights or remedies under this Agreement.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.

                                                     MORTGAGE AMERICA, INC.

                                                     By: /s/ George Nicholas
                                                        ------------------------
                                                             George Nicholas

                                                     Title: Chairman
                                                           ---------------------

                                                     IMC MORTGAGE COMPANY

                                                     By:  /s/ Thomas LaPorte
                                                        ------------------------
                                                              Thomas LaPorte

                                                     Title: CEO
                                                           ---------------------

                                                     /s/ THOMAS LAPORTE
                                                     ---------------------------
                                                         THOMAS LAPORTE


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                                                     /s/ MARY M. REID
                                                     ---------------------------
                                                         MARY M. REID


                                                     /s/ JON LAPORTE
                                                     ---------------------------
                                                         JON LAPORTE


                                                     /s/ STEVEN BARTUS
                                                     ---------------------------
                                                         STEVEN BARTUS

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